Exhibit 99.1

TDK Completes Acquisition of InvenSense

Becomes a Leading Global Sensor Solutions Provider

TOKYO, Japan, SAN JOSE, California, U.S.A., May 18, 2017 – TDK Corporation (President and CEO: Shigenao Ishiguro, “TDK”) and InvenSense, Inc. (President and CEO: Behrooz Abdi, “InvenSense”) announce that TDK has completed the all-cash acquisition of InvenSense.

The acquisition price was $13.00 USD per InvenSense share, and the total acquisition price was approximately $1.3 billion USD.

TDK currently focuses on three market segments: automotive, industrial equipment & energy, and information & communications technology (ICT). As part of its strategy for growth in these key areas, TDK has identified sensors and actuators, energy units and next-generation electronic components as three product areas for strategic growth aimed at unlocking new business opportunities in the sphere of the Internet of Things (IoT). Sensors are viewed as an important IoT-enabling technology, and sensor products and the technology portfolio of TDK will expand dramatically as a result of its acquisition of InvenSense. TDK will be able to create innovative next-generation products and provide a new platform with sensor fusion that combines various sensor technologies and software, so that it will be able to target more business opportunities as a strong player capable of providing a broad range of sensor solutions.

TDK’s President and CEO, Mr. Shigenao Ishiguro, made the following statement:

“We are delighted to welcome InvenSense into the TDK Group. By merging TDK’s strengths in magnetic sensor technologies, the extensive portfolio of sensor products from TDK Group’s EPCOS, TDK-Micronas and Tronics with InvenSense’s leading sensor and software platforms, we will be able to bolster TDK’s sensor business, one of our strategic growth areas. We aim to become a global leader in the sensor business, which will be a key component of the future growth of TDK.”

As a result of the completed acquisition, InvenSense will become a wholly owned subsidiary of TDK, and Mr. Behrooz Abdi will continue to lead InvenSense as its CEO; additionally, serving as General Manager of MEMS Sensors Business Group of Sensor Systems Business Company within the newly formed Sensor Systems Business Company of TDK.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that address a variety of subjects including, for example, the expected benefits to be derived from completing the transaction between TDK and InvenSense. Statements that are not historical facts, including statements about beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations and are subject to a number of factors and uncertainties, are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements that reflect the current expectations, estimates, beliefs, assumptions, and projections of TDK’s senior management about future events with respect to TDK’s and InvenSense’s business and TDK’s industry in general. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. Forward-looking statements represent management’s current expectations and are inherently uncertain. TDK and InvenSense assume no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

About TDK Corporation

TDK Corporation is a leading electronics company based in Tokyo, Japan. It was established in 1935 to commercialize ferrite, a key material in electronic and magnetic products. TDK’s portfolio includes passive components, such as ceramic, aluminum electrolytic and film capacitors, ferrites and inductors, high-frequency products, and piezo and protection components, as well as sensors and sensor systems and power supplies. These products are marketed under the product brands TDK, EPCOS, Micronas, Tronics and TDK-Lambda. TDK’s further main product groups include magnetic application products, energy devices, and flash memory application devices. TDK focuses on demanding markets in the areas of information and communication technology and automotive, industrial and consumer electronics. The company has a network of design and manufacturing locations and sales offices in Asia, Europe, and in North and South America. In fiscal 2017, TDK posted total sales of USD 10.5 billion and employed about 100,000 people worldwide.

About InvenSense

InvenSense, Inc. (NYSE: INVN) provides MEMS sensor platforms. InvenSense’s vision of Sensing Everything™ targets the consumer electronics and industrial areas with integrated Motion and Sound solutions. InvenSense’s solutions combine MEMS (micro electrical mechanical systems) sensors, such as accelerometers, gyroscopes, compasses, and microphones with proprietary algorithms and firmware that intelligently process, synthesize, and calibrate the output of sensors, maximizing performance and accuracy. InvenSense’s motion tracking, audio and location platforms, and services can be found in Mobile, Wearables, Smart Home, Industrial, Automotive, and IoT products. InvenSense is headquartered in San Jose, California and has offices worldwide. For more information, go to www.invensense.com and http://www.coursaretail.com.

©2017 InvenSense, Inc. All rights reserved. InvenSense logos are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For TDK Media Inquiries, Contact:

Kazushige Atsumi

General Manager

+81-3-6852-7102

pr@jp.tdk.com

For TDK Investor Inquiries, Contact:

Jun Hatsumi

Senior Manager

+81-3-6852-7102

ir@jp.tdk.com

For InvenSense Media Inquiries, Contact:

David Almoslino

Senior Director

Corporate Marketing

InvenSense, Inc.

408.501.2278

pr@invensense.com

For InvenSense Investor Inquiries, Contact:

Dave Allen

Darrow Associates

408.427.4463

dallen@darrowir.com

ir@invensense.com

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